EXHIBIT 5.1
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                     [PRICEWATERHOUSECOOOPERS LETTERHEAD]


PricewaterhouseCoopers LLP
Chartered Accountants
PricewaterhouseCoopers Place
250 Howe Street, Suite 700
Vancouver, British Columbia
Canada V6C 3S7
Telephone +1 604 806 7000
Facsimile +1 604 806 7806


            Consent of Independent Chartered Accountants

            We hereby consent to the incorporation by reference in this registration statement on Form F-10 (the "Registration Statement") of Teck Cominco Limited (the "Company") of our auditors' report dated February 2, 2006, except for note 3(f) which is as of May 17, 2006, on the consolidated balance sheets of the Company as at December 31, 2005 and December 31, 2004 and the consolidated statements of earnings, retained earnings and cash flows for each of the years in the three year period ended December 31, 2005.

            We also consent to the references to us under the headings "Experts" and "Documents Filed as Part of the Registration Statement" in the Registration Statement.


            /s/ PricewaterhouseCoopers LLP
            PricewaterhouseCoopers LLP
            Chartered Accountants
            Vancouver, Canada
            August 15, 2006

PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.